U.S. SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                                       FORM S-8 POS

                 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              5G WIRELESS COMMUNICATIONS, INC.
                    (Exact Name of Company as Specified in its Charter)

             Nevada                                           20-0420885
(State or Other Jurisdiction of                            (I.R.S. Employer
    Incorporation or Organization)                        Identification No.)

       4136 Del Rey Avenue, Marina del Rey, California          90292
           (Address of Principal Executive Offices)          (Zip Code)

         2004 Non-Employee Directors and Consultants Retainer Stock Plan Amended and Restated Non-Employee Directors and Consultants Retainer
                                     Stock Plan
                    Amended and Restated Stock Incentive Plan
                              (Full title of the Plan)

                        Lawrence C. Early, Chief Financial Officer
                             5G Wireless Communications, Inc.
                                    4136 Del Rey Avenue
                              Marina Del Rey, California 90292
                                      (310) 448-8034
            (Name, Address, and Telephone Number of Agent for Service)

                                     With a copy to:
                  Brian F. Faulkner, A Professional Law Corporation
                             27127 Calle Arroyo, Suite 1923
                          San Juan Capistrano, California 92675
                                      (949) 240-1361

                               CALCULATION OF REGISTRATION FEE

Title of        Amount to be    Proposed         Proposed        Amount of
Securities       Registered      Maximum          Aggregate      Registration
to be                          Offering Price    Offering Price     Fee
Registered                        Per Share

Common Stock            --      $-- (1)           $--               $--

Common Stock            --      $-- (2)           $--               $--

Common Stock            --      $-- (2)           $--               $--

(1) Pursuant to the undertaking under Item 512(a)(3) of Regulation S-K, this amendment is being filed for the purpose of removing from registration by means of this post-effective amendment the securities that remain unsold at the termination of the offering.

2004 Non-Employee Directors and Consultants Retainer Stock Plan.

     As of the present time, there are 102,624,905 shares of common stock remaining to be issued under this plan. By this Form S-8 POS, the Company hereby removes from registration these shares.

     Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan.

     As of the present time, there are 2,783,164 shares of common stock remaining to be issued under this plan. By this Form S-8 POS, the Company hereby removes from registration these shares.

Amended and Restated Stock Incentive Plan.

     As of the present time, there are 3,459,615 shares of common stock remaining to be issued under this plan. By this Form S-8 POS, the Company hereby removes from registration these shares.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Marina Del Rey, California, on March 24, 2006.

                                       5G Wireless Communications, Inc.


                                       By: /s/ Jerry Dix
                                       Jerry Dix,
                                       Chief Executive Officer

                                EXHIBIT INDEX

Number            Description

4.1     2004 Non-Employee Directors and Consultants
        Retainer Stock Plan, dated June 8, 2004 (incorporated by reference to Exhibit 4 of the Form S-8 filed on June 21, 2004).

4.2 Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan, dated June 1, 2003 (incorporated by reference to Exhibit 4 of the Form S-8 POS filed on June 26, 2003).

4.3 Amended and Restated Stock Incentive Plan, dated January 30, 2002 (incorporated by reference to Exhibit 4 of the Form S-8 filed on January 31, 2002).

5.1 Opinion Re: Legality, dated June 10, 2004 (incorporated by reference to Exhibit 5 of the Form S-8 filed on June 21, 2004).

5.2 Opinion Re: Legality, dated June 20, 2003 (incorporated by reference to Exhibit 5 of the Form S-8 filed on June 20, 2003).

5.3 Opinion Re: Legality, dated January 28, 2002 (incorporated by reference to Exhibit 5 of the Form S-8 filed on January 31, 2002).

23.1 Consent of Accountants, dated June 10, 2004 (incorporated by reference to Exhibit 23.1 of the Form S-8 filed on June 21, 2004).

23.2 Consent of Accountants, dated June 20, 2004 (incorporated by reference to Exhibit 23.1 of the Form S-8 filed on June 20, 2002).

23.3 Consent of Accountants, dated January 30, 2002 (incorporated by reference to Exhibit 23.1 of the Form S-8 filed on January 31, 2002).

23.4 Consent of Counsel, dated June 21, 2004 (incorporated by reference to Exhibit 23.2 of the Form S-8 filed on June 21, 2004).

23.5 Consent of Counsel, dated June 20, 2003 (incorporated by reference to Exhibit 23.2 of the Form S-8 filed on June 20, 2003).

23.6 Consent of Counsel, dated January 28, 2002 (incorporated by reference to Exhibit 23.2 of the Form S-8 filed on January 31, 2002).